SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 2005

                           ONSTREAM MEDIA CORPORATION
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

                000-22849                           65-0420146
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       (Commission File Number)        (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
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                   (Address of executive offices and Zip Code)

                                  (954)917-6655
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.03 Amendments to Articles of Incorporation or By-Laws; Changes in Fiscal
          Year

         On February 7, 2005 we amended the designations for our Series A-10 Convertible Preferred Stock to increase the number of shares of this security that we are authorized to issue from 500,000 shares to 700,000 shares to provide for the possible issuance of shares of Series A-10 Convertible Preferred Stock as dividends on the Series A-10 Convertible Preferred Stock presently outstanding. The payment of dividends through the issuance of additional shares of Series A-10 Convertible Preferred Stock was originally contemplated in accordance with the designations, rights and preferences of that security. Other than the increase in the number of authorized shares of Series A-10 Convertible Preferred Stock, the amendment contained no other changes to its designations, rights or preferences. This amendment was approved by our board of directors on February 2, 2005 and the holders of a majority of the issued and outstanding shares of our Series A-10 Convertible Preferred Stock on February 7, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.     Description
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3.1             Articles of Amendment to the Articles of Incorporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ONSTREAM MEDIACORPORATION

                                        By: /s/ Randy S. Selman
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February 11, 2005                       Randy S. Selman, CEO